UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2014

Ally Financial Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2014, the board of directors (the “Board”) of Ally Financial Inc. (“Ally”) adopted amendments to Ally’s bylaws (the “Bylaw Amendments”), which Bylaw Amendments are immediately effective.

The Bylaw Amendments modify the voting threshold set forth in Article VII, Section B, such that holders of at least a majority of the outstanding common stock of Ally may vote to change, or repeal Ally’s bylaws, or adopt additional bylaws at any annual or special meeting of the common stockholders, in accordance with the laws of the State of Delaware.

In addition, the Bylaw Amendments delete the following text and make minor conforming changes in the bylaws

•	Section I.F.10.f, which currently reads:

“Any changes to Article IX of the Corporation’s Amended and Restated Certificate of Incorporation requires the vote of the holders of at least 75% of the outstanding shares of stock entitled to vote on the matter and who are present in person or by proxy at the meeting.”

•	Section II.F, which currently reads:

Removal. Directors may be removed from the Board by the common stockholders only for cause.

The foregoing information is qualified by reference to the text of Ally Financial Inc. Bylaws, dated July 7, 2014, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

3.2	Ally Financial Inc. Bylaws, dated July 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: July 8, 2014	By:	/s/ David J. DeBrunner
	Name:	David J. DeBrunner
	Title:	Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.2	Ally Financial Inc. Bylaws, dated July 7, 2014